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                                                                    EXHIBIT 4.18

             SECOND AMENDMENT TO CANADIAN REVOLVING CREDIT AGREEMENT

      THIS SECOND AMENDMENT TO CANADIAN REVOLVING CREDIT AGREEMENT dated as of June 24, 2005 (this "AMENDMENT") by and among EMS TECHNOLOGIES CANADA, LTD., a corporation incorporated under the laws of Canada (the "BORROWER"), EMS TECHNOLOGIES, INC., a Georgia corporation (the "PARENT"), the Lenders listed on the signature pages hereof and BANK OF AMERICA, NATIONAL ASSOCIATION (CANADA BRANCH), as Canadian Administrative Agent (the "AGENT").

      WHEREAS, the Borrower, EMS, the Lenders and the Agent are parties to that certain Canadian Revolving Credit Agreement dated as of December 10, 2004, as amended by an amending agreement dated as of February 11, 2005 (the "CREDIT AGREEMENT"); and

      WHEREAS, the Borrower, the Lenders and the Agent desire to amend the Credit Agreement in certain respects on the terms and conditions contained herein;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

      Section 1. Amendments to Definitions in Credit Agreement.

Section 1.1 of the Credit Agreement is hereby amended by deleting the defined term "LETTER OF CREDIT", and substituting in lieu thereof the following:

            "`LETTER OF CREDIT' shall mean any standby letter of credit or documentary letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment."

      Section 2. Amendments to Letter of Credit Provision Terms.

      (a) The Credit Agreement is hereby amended by deleting Section 2.22(a) thereof in its entirety and substituting the following therefor: "

            "(a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.22(d), agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall be a standby letter of credit or a documentary letter of credit which shall expire, in the case of a standby letter of credit no later than the date that is three years (or such later date agreed by the Issuing Bank) after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension), or in the case of a documentary letter of credit 180 days (or such later date agreed by the Issuing Bank) after the issuance of such Letter of Credit, provided that if, in either case, the date of expiry is a date that is beyond five Business Days prior to the Commitment Termination

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            Date, the provisions of Section 2.22(g) shall apply; (ii) each
            Letter of Credit shall be in such currencies as the Issuing Lender will from time to time permit in a stated amount of at least the Canadian Dollar Equivalent of $50,000 (or such other amounts as agreed with the Issuing Bank); and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) thereafter the aggregate LC Exposure, plus the aggregate outstanding Swingline Loans, plus the aggregate outstanding Revolving Loans of all Lenders would exceed U.S.$32,500,000. Upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation."

      (b) The Credit Agreement is hereby amended by deleting Section 2.22(g) thereof in its entirety and substituting the following therefor:

            "(g) If either (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Funding Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) if Letters of Credit have been issued pursuant to Section 2.22(a) with expiry dates beyond five Business days prior to the Commitment Termination Date, then not later than 30 days prior to the Commitment Termination Date, the Borrower shall deposit in an account with the Funding Agent, in the name of the Funding Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in subsection (g) or (h) of Section 8.1. Such deposit shall be held by the Funding Agent as collateral in an interest-bearing account (which account shall be chosen in the reasonable discretion of the Funding Agent and at the Borrower's risk and expense) for the payment and performance of the obligations of the Borrower under this Agreement. The Funding Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Interest and profits on such investments shall accumulate in such account. Moneys in such account shall be applied by the Funding Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as

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            aforesaid) shall be returned to the Borrower within three Business
            Days after all Events of Default have been cured or waived."

      (c) The Credit Agreement is hereby amended by adding the following provision as a new Section 2.22(j):

            "(j) The Issuing Bank shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Applicable Law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it, or if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank"

      (d) The Credit Agreement is hereby amended by deleting the last paragraph of Section 2.22 thereof in its entirety and substituting the following therefor:

            Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Issuing Bank, its correspondents, and the beneficiaries thereof will be governed, in the case of standby letters of credit, by the rules of the "International Standby Practices 1998" (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) and in the case of documentary letters of credit by the rules of the "ICC Uniform Customs and Practice for Documentary Credits UCP 500" and in each case to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5.

      Section 3. Effectiveness of Amendment. The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Section 4 and Section 5 below and receipt by the Agent of each of the following, each of which shall be in form and substance satisfactory to the Agent:

      (a) Counterparts of this Amendment duly executed by the Borrower, each Guarantor, the Agent and the Lenders; and

      (b) Such other documents, agreements, instruments, certificates or other confirmations as the Agent may request.

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      Section 4. Representations of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that:

      (a) Corporate Power and Authority. The Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of the Credit Agreement, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment. The Borrower has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      (b) No Violation. The execution, delivery or performance by the Borrower, and compliance by the Borrower with the terms and provisions of this Amendment
(i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority,
(ii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will not violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

      (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Amendment by the Borrower or any Subsidiary Loan Party or
(ii) the legality, validity, binding effect or enforceability of this Amendment against the Borrower or any Subsidiary Loan Party.

      (d) No Default. No Default or Event of Default now exists or will exist immediately after giving effect to this Amendment.

      Section 5. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and to the extent that such representations and warranties relate expressly to an earlier date).

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      Section 6. References to the Credit Agreement. Each reference to the
Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

      Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      Section 8. Expenses. The Borrower agrees to reimburse the Lenders and the Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys' fees) incurred by such parties in negotiating, documenting and consummating this Amendment, the other documents referred to herein, and the transactions contemplated hereby and thereby.

      Section 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.

      Section 10. Effect/Loan Document. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Amendment shall be deemed to be a "Loan Document" for all purposes under the Credit Agreement. The amendments herein will apply to all currently issued and outstanding Letters of Credit, including any renewals or extensions thereof.

      Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

      Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

                         [SIGNATURES ON FOLLOWING PAGES]

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      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Canadian Revolving Credit Agreement to be executed as of the date first above written.

                                      EMS TECHNOLOGIES CANADA, LTD.

                                      By: ____________________________________
                                           Name:
                                           Title:

                                      EMS TECHNOLOGIES, INC.

                                      By: ____________________________________
                                           Name:
                                           Title:

                                      BANK OF AMERICA, NATIONAL
                                      ASSOCIATION, CANADA BRANCH, as
                                      Canadian Administrative Agent, as Issuing
                                      Bank, as Swingline Lender as a Lender

                                      By: ____________________________________
                                           Name:
                                           Title:

                                      GE CANADA FINANCE HOLDING
                                      COMPANY, in its capacity as a Lender

                                      By: ____________________________________
                                           Name:
                                           Title:

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The following entities hereby execute this Second Amendment to Canadian
Revolving Credit Agreement to indicate their consent thereto and to acknowledge that the making and entering into of this Canadian Revolving Second Amendment to Credit Agreement shall not terminate, limit or otherwise impair or affect any of their respective obligations to the Agent, the Issuing Bank and/or the Lenders under the Loan Documents.

EMS INVESTMENT HOLDINGS, INC.

By:  _________________________________

    Name:
    Title:

LXE INC.

By:  _________________________________

    Name:
    Title:

990834 ONTARIO INC.

By: __________________________________

    Name:
    Title: